UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2002

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21643	43-1570294
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3172 Porter Drive

Palo Alto, California 94304

(Address of Principal Executive Offices, including Zip Code)

(650) 384-8500

(Registrant’s Telephone Number, including Area Code)

ITEM 5.  OTHER EVENTS

On November 19, 2002, the Registrant publicly disseminated a press release announcing that CVT-3146 produced a dose-dependent increase in coronary blood flow velocity in an open label Phase II study of 36 patients undergoing cardiac catheterization.  The Registrant is jointly developing CVT-3146, a selective A2A-adenosine receptor agonist, with Fujisawa Healthcare, Inc., for potential use as a pharmacologic stress agent in cardiac perfusion imaging studies.

                On November 20, 2002, the Registrant publicly disseminated a press release announcing that all five dosing regimens of tecadenoson (CVT-510) studied in a Phase III clinical trial of 181 patients with paroxysmal supraventricular tachycardia (PSVT), an abnormally rapid heart rhythm, converted patients back into a normal heart rhythm (p<0.0005 vs. placebo).  Tecadenoson is a selective A1-adenosine receptor agonist.  The results, from the Trial to Evaluate the Management of PSVT during Electrophysiologic Study with Tecadenoson (TEMPEST), were presented on November 20, 2002, at the late breaking clinical trials session of the American Heart Association’s Scientific Sessions 2002.

                The foregoing descriptions are qualified in their entirety by reference to the Registrant’s Press Releases dated November 19, 2002 and November 20, 2002, copies of which are attached hereto as Exhibits 99.1 and 99.2.

Forward-Looking Statements.  This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements relate to future events or our future clinical or product development or financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology.  These statements reflect only management’s current expectations.  Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act.  If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

 (c)          Exhibits.

99.1                           Registrant’s Press Release dated November 19, 2002.

99.2                           Registrant’s Press Release dated November 20, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2002	CV THERAPEUTICS, INC.

	By:	/s/ DANIEL K. SPIEGELMAN
Daniel K. Spiegelman
Senior Vice President and Chief Financial Officer (Principal financial and accounting officer)